Index to Consolidated Financial Statements

Contents	Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheet at December 31, 2010	F-3

Consolidated Statement of Operations for the Period from October 14, 2010 (inception) through December 31, 2010	F-4

Consolidated Statement of Stockholders’ Deficit for the Period from October 14, 2010 (inception) through December 31, 2010	F-5

Consolidated Statement of Cash Flows for the Period from October 14, 2010 (inception) through December 31, 2010	F-6

Notes to the Consolidated Financial Statements	F-7

Consolidated Balance Sheet at September 30, 2011 (Unaudited) and December 31, 2010	F-18

Consolidated Statement of Operations for the Nine Months Ended September 30, 2011 and for the Period from October 14, 2010 (inception) through September 30, 2011 (Unaudited)	F-19

Consolidated Statement of Stockholders’ Deficit for the Period from October 14, 2010 (inception) through September 30, 2011 (Unaudited)	F-20

Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2011 and for the Period from October 14, 2010 (inception) through September 30, 2011 (Unaudited)	F-22

Notes to the Consolidated Financial Statements for the Interim Period Ended September 30, 2011 (Unaudited)	F-24

Explanatory Note to the Combined Financial Statements for Ceres Ventures, Inc. and BluFlow Technologies, Inc. as an for the Interim Period Ended September 30, 2011 and for the Year Ended December 30, 2010 (Unaudited)
F-35

Pro Forma Combined Balance Sheets for the Interim Period Ended September 30, 2011 (Unaudited)	F-36

Pro Forma Combined Statement of Operations for the Interim Period Ended September 30, 2011 (Unaudited)	F-37

Pro Forma Combined Statement of Operations for the Year Ended December 31, 2010 (Unaudited)	F-38

Notes to the Combined Financial Statements for Ceres Ventures, Inc. and BluFlow Technologies, Inc. as of and for the Interim Period Ended September 30, 2011 and for the Year Ended December 30, 2010 (Unaudited)
F-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
BluFlow Technologies, Inc.
(A Development Stage Company)
New York, New York

We have audited the accompanying consolidated balance sheet of BluFlow Technologies, Inc., a development stage company, (the “Company”) as of December 31, 2010 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the period from October 14, 2010 (inception) through December 31, 2010.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from October 14, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage at December 31, 2010 and had a net loss and net cash used in operating activities for the period from October 14, 2010 (inception) through December 31, 2010, with no revenues earned since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
December 29, 2011

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
CONSOLIDATED BALANCE SHEET

December 31, 2010

ASSETS
Current assets
Cash	$127,000

Total current assets	127,000

Intangible assets	14,000
Total assets	$141,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$50,666
Common stock to be issued	99,000

Total current liabilities	149,666

Promissory note	12,000
Accrued interest on promissory note	189

Total liabilities	161,855

Commitments and contingencies	-

Stockholders' deficit
Preferred stock, $0.001 par value, 10,000,000 shares
authorized; none issued and outstanding	-
Common stock, $0.0001 par value; 750,000,000 shares
authorized; 20,100,000 shares issued and outstanding	2,010
Additional paid-in capital	27,990
Deficit accumulated during the development stage	(50,855)
Total stockholders' deficit	(20,855)

Total liabilities and stockholders' deficit	$141,000

(See accompanying notes to the consolidated financial statements)

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from
October 14, 2010
(Inception) through
December 31, 2010

REVENUE	$-

COSTS AND OPERATING EXPENSES
Legal fees	43,925
General and administrative expenses	6,741
Operating expenses	50,666

LOSS FROM OPERATIONS	(50,666)

OTHER (INCOME) EXPENSE
Interest expense	189
Total other (income) expense	189

LOSS BEFORE INCOME TAX	(50,855)

INCOME TAX PROVISION	-

NET LOSS	$(50,855)

(LOSS) PER COMMON SHARE - Basic and Diluted	$(0.00)

Weighted Average Shares Outstanding	20,100,000

(See accompanying notes to the consolidated financial statements)

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

				Deficit
				Accumulated
				during the	Total
	Common Stock		Additional	Development	Stockholders’
	Shares	Amount	paid-in capital	Stage	Deficit

Balance, October 14, 2010 (Inception)	-	$-	$-	$-	$-

Issuance of common stock at par value of $0.001 on October 14, 2010	20,000,000	2,000	18,000	-	20,000

Issuance of Units at $0.10 per share from on October 14, 2010	100,000	10	9,990	-	10,000
Net loss	-	-	-	(50,855)	(50,855)

Balance, December 31, 2010	20,100,000	$2,010	$27,990	$(50,855)	$(20,855)

(See accompanying notes to the consolidated financial statements)

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from
October 14, 2010
(Inception) through
December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(50,855)
Adjustments to reconcile net loss to net cash used in operating activities

Changes in operating assets and liabilities:
Accounts payable	50,666
Common stock to be issued	99,000
Accrued interest - promissory note	189

Net cash used in operating activities	99,000

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of intangible assets	(14,000)
Net cash used in investing activities	(14,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Promissory note	12,000
Proceeds from issuance of common stock and warrants	30,000
Net cash provided by financing activities	42,000

NET CHANGE IN CASH	127,000

CASH
BEGINNING OF PERIOD	-
END OF PERIOD	$127,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Interest paid	$-
Income tax paid	$-

(See accompanying notes to the consolidated financial statements)

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
December 31, 2010
Notes to the Consolidated Financial Statements

Note 1 - Organization

BluFlow Technologies, Inc.

BluFlow Technologies, Inc., (the “Company”), was incorporated on October 14, 2010 under the laws of the State of Delaware.

Formation of Nascent Water Technologies, Inc.

On October 20, 2010, the Company formed Nascent Water Technologies, Inc., a development stage company, (“Nascent”), under the laws of the State of California. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of Nascent’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. Nascent intends to identify, license, research, develop and commercialize innovative technologies for water, soil, and air remediation for international markets.

Reverse stock split

On June 7, 2011, pursuant to a May 10, 2011, unanimous written consent of the Company’s board of directors and a May 31, 2011, written consent signed by the shareholders owning a majority of the Company’s issued and outstanding shares, the Company effectuated a 1-for-10 reverse stock split. This change has been retroactively applied to the Company's Statement of Stockholders’ Deficit and all other references to per share information in these financial statements. The par value and number of authorized shares of common stock remained unchanged.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s) as follows:

Entity	Reporting period ending date(s) and reporting period(s)

The Company	As of December 31, 2010, and for the period from October 14, 2010 (inception) through December 31, 2010

Nascent	As of December 31, 201,0 and for the period from October 20, 2010 (inception) through December 31, 2010

All inter-company balances and transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of intangible assets; income tax rate, income tax provision, deferred tax assets and the valuation allowance of deferred tax assets; and the assumption that the Company is a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, their experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from these estimates.

Fair Value Measurement

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. The Company also follows topic 820 of the FASB Accounting Standards Codification which provides guidance for using fair value to measure assets and liabilities and expands disclosures about fair value measurements. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable, approximate their fair values because of the short maturity of these instruments.

The Company’s promissory note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2010.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of accounts payable – related party due to their related party nature.

Carrying Value, Recoverability and Impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include patent use rights classified as intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2010, the Company had no cash equivalents.

Intangible Assets

Intangible assets represent the cost to obtain patent use rights developed by the scientists at the University of California (Santa Barbara) (“UCSB”). Intangible assets are carried at cost and amortized on a straight-line basis over the legal lives of the patent use rights or their estimated useful lives, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Research and Development Costs

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification for research and development costs. Research and development costs are charged to expense when incurred. Research and development includes costs such as contracted research and license agreement fees with no alternative future use, supplies and materials, salaries and employee benefits, equipment depreciation and allocation of various corporate costs, and amortization of intangible assets.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from October 14, 2010 (inception) through December 31, 2010.

Net Income (Loss) Per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock plus dilutive potential common shares. Dilutive potential common shares are calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of warrants, stock options and convertible debt, are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represents the potentially dilutive effect of the securities.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, which classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities. It provides definitions of each category, by use of the indirect or reconciliation method (“Indirect method”), also as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification, it reports net cash flow from operating activities by adjusting net income to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, it generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•
An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at December 31, 2010, and a net loss for the period from October 14, 2010 (inception) through December 31, 2010, respectively, with no revenues earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Net Loss Per Share

Basic loss per share is based upon the weighted average number of common shares outstanding during the period. For the period from October 14, 2010 (inception) through December 31, 2010, because of the net loss incurred for the period 50,000 outstanding warrants to purchase common stock were anti-dilutive, and therefore not included in the computation of diluted loss per share. All share and per share information are adjusted retroactively to reflect stock splits and changes in par value, when applicable.

The calculation of the weighted average number of shares outstanding and loss per share outstanding as of December 31, 2010 is as follows:

December 31,
2010
Numerator - net income (loss)	$(50,855)

Denominator for basic loss per share - weighted average shares outstanding	20,100,000
Dilutive effective of shares issuable under warrants	-
Denominator for dilutive loss per share - adjusted weighted average shares outstanding	20,100,000

Net loss per share
Basic	$(0.00)
Diluted	$(0.00)

Note 5 – Intangible Assets / Promissory Note

On October 20, 2010, the Company acquired an option to license the rights to two pending patents (“patent usage rights”) concerning novel water purification and filtration technologies developed by the scientists at the University of California (Santa Barbara) (“UCSB”) that utilize magnetic nanoparticles to remove organic and inorganic (metal ions) pollutants from water. The Company obtained the option by entering into an Asset Purchase Agreement with Appeal Capital Corp. (“Appeal”), a privately held corporation controlled by the president of the Company and a director. The Regents will not offer the technologies to others during the term of the LOI and the Company will pay for all patent costs.

Consideration given to Appeal for the patent usage rights was $12,000 which was paid through the issuance of a promissory note. According to the terms of the promissory note, principle and interest will be paid no later than March 31, 2012. The note bears interest of 8% per annum and is compounded quarterly. In the event of default, the interest rate shall increase to 18% per annum and be due on demand.

On December 7, 2010, the option to the patent usage rights was amended to include an additional.

As of December 31, 2010, the Company had $14,000 of intangible assets on the Consolidated Balance Sheet representing the costs for the patent usage rights. These costs were not subject to amortization as the patents were pending.

On May 5, 2011 the option was extended five months from May 10, 2011 to October 11, 2011.

On October 10, 2011 the Company entered into a Licensing Agreement with UCSB to exclusively license the technologies.

Note 6 - Stockholders’ Deficit

Shares authorized

The Company’s authorized capital consists of 10,000,000 shares of preferred stock, par value $0.001 and 750,000,000 shares of common stock, par value of $0.0001.

Common stock

The Company was incorporated on October 14, 2010, with the issuance of 20,000,000 shares of common stock at $0.001 per share to two (2) investors and the issuance of 100,000 Units at $0.10 per Unit to one (1) investor for total proceeds of $30,000. A Unit equals one share of common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.50 per share, with an exercise period commencing January 1, 2011and expiring on December 31, 2012.

Common stock to be issued

On November 17, 2010, the Company commenced a private placement to sell 20,000,000 Units for a purchase price of $0.10 per unit. Each unit consists of one share of the Company’s common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.50 per share, with an exercise period of twenty-four (24) months, commencing January 1, 2011 and expiring on December 31, 2012. The warrants have been designated as Series A Common Stock Purchase Warrants. From December 7, 2010 through December 31, 2010, the Company sold 990,000 equity Units to eight (8) individuals for a total of $99,000. The common stock and warrants were not issued by December 31, 2010 but the cash was received and included in the Company’s cash account. Since no Units were issued the amount received of $99,000 is being shown as common stock to be issued on the Company’s Consolidated Balance Sheet.

Warrants

On October 14, 2010, in connection with the incorporation of the Company, the Company granted 50,000 common stock purchase warrants. The Company estimated the fair value of the warrants on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

October 14, 2010

Expected life (year)	2

Expected volatility (*)	105.87%

Expected annual rate of quarterly dividends	0.00%

Risk-free interest rate(s)	0.61%

* As a newly formed entity it is not practicable to estimate the expected volatility of share price. The Company selected two (2) comparable public companies listed on NYSE Amex or NASDAQ Capital Market engaged in similar activities to calculate the expected volatility. The Company calculated the comparable companies’ historical volatility over the expected life and averaged them as its expected volatility.

The aggregate fair value of the warrants issued on October 14, 2010 using the Black-Scholes Option Pricing Model was $3,029 at the date of issuance.

The table below summarizes the Company’s warrants activities through December 31, 2010:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, October 14, 2010	-	$-	$-	$-	$-

Granted	50,000	0.50	0.50	3,029	-

Canceled	-	-	-		-

Exercised	-	-	-		-

Expired	-	-	-		-

Balance, December 31, 2010	50,000	$0.50	$0.50	$3,029	$-

Earned and exercisable, December 31, 2010	50,000	$0.50	$0.50	$3,029	$-

Unvested, December 31, 2010	-	$-	$-	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2010:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.50	50,000	2.0	$0.50	50,000	2.0	$0.50

$0.50	50,000	2.0	$0.50	50,000	2.0	$0.50

Note 7 – Related Party Transactions

Legal services

The Company was provided legal services by a company owned by a director. The Company recorded $43,925 for these services for the period from October 14, 2010 (inception) through December 31, 2010.

Office space

The Company has been provided office space at no cost by an entity under common control of a director of the Company, which holds a formal lease to the premises. No formal lease exists with the Company and the director may choose to cease providing the Company with office space at any time. The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

Note 8 – Commitments

Consulting agreements

On January 1, 2011, the Company entered into an At-Will Consulting Agreement with its president/chief executive officer which requires that he be paid an annual salary of $100,000. On July 1, 2011, the annual salary to be paid was amended to $120,000. The agreement is at will and can be terminated by either party, at any time, with or without cause, by providing written notice. The officer has the right, but is not obligated, to convert all compensation owed into the Company’s common stock at a price of $0.01 per share, adjusted for any increase or decrease in the number of issued shares of stock of the Company resulting from a stock split, stock dividend combination, subdivision or reclassification of shares.

 On June 9, 2011, the Company entered into an At-Will Consulting Agreement with its chief financial officer which requires that she be paid on a monthly basis of $1,500 per month. One third of this monthly fee is to be deferred without accruing interest until the Company shall effect one or more financing transactions from which the Company receives net proceeds of not less than $500,000. The officer was granted, at signing, options to purchase 60,000 shares of the Company’s common stock at $0.10 per share, with 20,000 options vesting at signing, 20,000 vesting on the one year anniversary and 20,000 vesting on the 2 year anniversary. The agreement is at will and can be terminated by either party, at any time, with or without cause, by providing written notice.

Legal services

On January 1, 2011, the Company entered into an Engagement Letter (“Engagement”) with a law firm owned by one of its directors to provide legal services in connection with various matters. The services to be performed were billed the firm’s hourly rates for attorney and paralegal time, plus disbursements.

On July 1, 2011, the hourly rate was changed to a fixed monthly rate plus disbursements.

Note 9 – Income Taxes

Deferred tax assets

At December 31, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $50,855 that may be offset against future taxable income through 2030. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $17,290was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $17,290.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $17,290 for the period from October 14, 2010 (inception) through December 31, 2010.

Components of deferred tax assets at December 31, 2010 are as follows:

December 31, 2010

Net Deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$17,290
Less valuation allowance	(17,290)

Deferred tax assets, net of valuation allowance	$-

Income taxes in the statement of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from October 14, 2010 (inception) through December 31, 2010

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)
Effective income tax rate	0.0%

Note 10 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Equity

Unit Issuances

For the period January 1, 2011 through January 31, 2011, the Company sold 1,955,000 Units at $0.10 per share to 19 individuals for $195,000.

For the period February 1, 2011 through March 31, 2011, the Company sold 812,500 Units at $0.10 per share to 9 individuals for $81,250.

For the period April 1, 2011 through Mary 10, 2011, the Company sold 187,500 units at $0.10 per Unit to 2 individuals for $18,750.

From November 17, 2010, the commencement of the offering, to May 10, 2011, the closing of the offering, the Company sold a total of 2,955,000 Units for total proceeds of $295,500. The total Units issued pursuant to the November 17, 2010 private placement consisted of 2,955,000 shares of common stock and 1,527,500 Series A Common Stock Purchase Warrants.

Equity Issuance

On December 12, 2011, the Company completed an offering and sale of 500,000 shares of common stock at $0.10 per share, for a total of $50,000 in proceeds, to one investor. This offering is exempt from securities registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933, as amended and Regulation D as promulgated by the United States Securities and Exchange Commission under the 1933 Act.

2011 Long-term Incentive Plan

On June 9, 2011, the Company adopted the 2011 Long-Term Incentive Plan (the “Plan”), to attract, retain and motivate officers, employees, directors and other individuals providing services to the Company and to promote the success of the Company’s business by providing the participants of the Plan with appropriate incentives. The material terms of the Plan are as follows:

Shares Authorized. A total of 3,000,000 shares of common stock have been reserved for issuance under the plan. No more than 2,500,000 shares of common stock are available for awards and no more than 500,000 shares of common stock are available for granting Incentive Stock Options, subject to adjustment for stock splits and other similar changes in capitalization.

Award Types. Awards include non-qualified and incentive stock options, stock appreciation rights, restricted stock, other stock-based awards, and performance-based compensation awards, any or all of which may be subject to time-based or performance-based vesting requirements. The compensation committee has the discretionary authority to determine the type, vesting requirements, and size of an award with a maximum of 100,000 shares to be granted to any participate in any plan year.

Stock Options

On June 10, 2011, the board of directors of the Company granted options to purchase 60,000 shares each of the Company’s common stock to two (2) individuals at an exercise price of $0.10 per share.

On June 10, 2011, the board of directors of the Company granted options to purchase 60,000 shares each of the Company’s common stock to three (3) individuals at an exercise price of $0.11 per share.

On November 10, 2011, in connection with the resignation of one of the Company’s directors, Arturo Keller, management canceled 60,000 stock options granted to him on June 10, 2011 in accordance with the Long Term Incentive Plan, and awarded him 50,000 shares of restricted common stock.

On November 14, 2011, the Company entered into an option exchange agreements with three of the five individuals granted stock options on June 10, 2011 whereby the stock options were exchanged for a lesser number of shares of restricted common stock. The stock options for the fourth individual were cancelled. The restricted stock was granted with the same vesting terms as the stock options which is one-third vesting on grant date, one-third vesting one year from grant date, and the final one-third vesting two years from grant date. As a result of this agreement, 240,000 stock options were cancelled and 135,000 shares of restricted common stock were issued with a vesting schedule as follows: one-third vesting immediately, one-third vesting on each June 10, 2012 and 2013.

Service Agreement

On July 7, 2011, the Company entered into a Service Agreement with Applied Power Concepts, Inc. (“APC”) to design and develop a commercially viable process to produce the Company’s products in a cost efficient manner. APC shall be reimbursed for its agreed upon time and materials. Additionally, they shall receive 120,000 stock options as a bonus for obtaining certain milestones. The options shall vest upon completing such milestones and shall allow APC to purchase an equal number of shares of the Company’s common stock at a price of $0.25 per share.

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(unaudited)

ASSETS
Current assets
Cash	$160,995	$127,000

Total current assets	160,995	127,000

Intangible assets	25,638	14,000
Total assets	$186,633	$141,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$49,806	$-
Accounts payable - related party	220,667	50,666
Common stock to be issued	-	99,000
Promissory note	12,000
Accrued interest on promissory note	930	-

Current liabilities	283,403	149,666

Promissory note	-	12,000
Accrued interest on promissory note	-	189
		-
Total liabilities	283,403	161,855

Stockholders' deficit
Preferred stock, $0.001 par value, 10,000,00 shares
authorized; none issued and outstanding	-	-
Common stock, $0.0001 par value; 750,000,000 shares
authorized; 23,336,620 and 20,100,000 issued and outstanding	2,334	2,010
Additional paid-in capital	361,188	27,990
Deficit accumulated during development stage	(460,292)	(50,855)
Total stockholders' deficit	(96,770)	(20,855)

Total liabilities and stockholders' deficit	$186,633	$141,000

(See accompanying notes to the consolidated financial statements)

BLUFLOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(A Development Stage Company)

		For the Period
		From
		October 14, 2010
	Nine months ended	(Inception) through
	September 30, 2011	September 30, 2011
	(Unaudited)	(Unaudited)

REVENUE	$-	$-

COSTS AND OPERATING EXPENSES
Research and development	127,628	127,628
Legal fees	136,100	180,025
Marketing and investor relations	17,866	17,866
General and administrative expenses	127,102	133,843
Operating expenses	408,696	459,362

LOSS FROM OPERATIONS	(408,696)	(459,362)

OTHER (INCOME) EXPENSE
Loan interest	741	930
Total other (income) expense	741	930

NET LOSS	$(409,437)	$(460,292)

NET LOSS PER COMMON SHARE - Basic and Diluted	$(0.02)

Weighted Average Shares Outstanding	22,569,734

(See accompanying notes to the consolidated financial statements)

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

				Deficit
				Accumulated
				during the	Total
	Common Stock		Additional	Development	Stockholders'
	Shares	Amount	paid-in capital	Stage	Deficit

Balance, October 14, 2010 (Inception)	-	$-	$-	$-	$-

Issuance of common stock at par value 0f $0.001 on October 14, 2010	20,000,000	2,000	18,000		20,000

Issuance of units consisting of common stock and warrants at $0.10 per share on October 14, 2010	100,000	10	9,990	-	10,000

Net loss				(50,855)	(50,855)

Balance, December 31, 2010	20,100,000	2,010	27,990	(50,855)	(20,855)

Issuance of units consisting of common stock and warrants at $0.10 per share on January 31, 2011	1,955,000	196	195,304	-	195,500

Issuance of units consisting of common stock and warrants at $0.10 per share on March 31, 2011	812,500	81	81,169	-	81,250

Issuance of units consisting of common stock and warrants at $0.10 per share on May 10, 2011	187,500	19	18,731	-	18,750

Value of options issued for services			9,860	-	9,860

Conversion of payables to common stock at $0.10 per share on July 1, 2011	281,620	28	28,134	-	28,162

(See accompanying notes to the consolidated financial statements)

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

Net loss	-	-	-	(409,437)	(409,437)

Balance, September 30, 2011	23,336,620	$2,334	$361,188	$(460,292)	$(96,770)

(See accompanying notes to the consolidated financial statements)

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period
		From
		October 14, 2010
		(Inception) through
	September 30, 2011	September 30, 2011
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(409,437)	$(460,292)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Options issued for services	9,860	9,860
Changes in operating assets and liabilities:
Accounts payable	49,806	49,806
Accounts payable - including related party	198,163	248,829
Common stock to be issued	(99,000)	-
Accrued interest - promissory note	741	930
Net cash flows from used in operating activities	(249,867)	(150,867)

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of intangible assets	(11,638)	(25,638)
Net cash flows used in investing activities	(11,638)	(25,638)

CASH FLOWS FROM FINANCING ACTIVITIES
Promissory note	-	12,000
Proceeds from issuance of common stock and warrants	295,500	325,500
Net cash flows provided by financing activities	295,500	337,500

NET CHANGE IN CASH	33,995	160,995

CASH
BEGINNING OF PERIOD	127,000	-
END OF PERIOD	$160,995	$160,995

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Interest paid	$-	$-
Income tax paid	$-	$-

(See accompanying notes to the consolidated financial statements)

BLUFLOW TECHNOLOGIES, INC.

(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:

Common stock issued for payables	$28,162	$-

(See accompanying notes to the consolidated financial statements)

BluFlow Technologies, Inc.
(A Development Stage Company)
September 30, 2011
Notes to the Consolidated Financial Statements
(Unaudited)

Note 1 - Organization

BluFlow Technologies, Inc.

BluFlow Technologies, Inc., (the “Company”), was incorporated on October 14, 2010 under the laws of the State of Delaware.

Formation of Nascent Water Technologies, Inc.

On October 20, 2010, the Company formed Nascent Water Technologies, Inc., a development stage company, (“Nascent”), under the laws of the State of California. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of Nascent’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. Nascent intends to identify, license, research, develop and commercialize innovative technologies for water, soil, and air remediation for international markets.

Reverse stock split

On June 7, 2011, pursuant to a May 10, 2011, unanimous written consent of the Company’s board of directors and a May 31, 2011, written consent signed by the shareholders owning a majority of the Company’s issued and outstanding shares, the Company effectuated a 1-for-10 reverse stock split. This change has been retroactively applied to the Company's Statement of Stockholder's Deficit and all other references to per share information in these financial statements. The par value and number of authorized shares of common stock remained unchanged.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the period from October 14, 2010 (inception) through December 31, 2010 and notes thereto contained in the information filed as part of the Company’s Financial Statements in Form 8-K, of which this is a part.

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s) as follows:

Entity	Reporting period ending date(s) and reporting period(s)

The Company	As of September 30, 2011, for the interim period then ended, and for the period from October 14, 2010 (inception) through September 30, 2011

Nascent	As of September 30, 2011, for the interim period then ended and for the period from October 20, 2010 (inception) through September 30, 2011

All inter-company balances and transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of intangible assets; income tax rate, income tax provision, deferred tax assets and the valuation allowance of deferred tax assets; and the assumption that the Company is a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, their experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from these estimates.

Fair Value Measurement

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. The Company also follows topic 820 of the FASB Accounting Standards Codification which provides guidance for using fair value to measure assets and liabilities and expands disclosures about fair value measurements. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable, approximate their fair values because of the short maturity of these instruments.

The Company’s promissory note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2011.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of accounts payable – related party due to their related party nature.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include patent use rights, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Intangible Assets

Intangible assets represent the cost to obtain patent use rights developed by the scientists at the University of California (Santa Barbara) (“UCSB”). Intangible assets are carried at cost and amortized on a straight-line basis over the legal lives of the patent use rights or their estimated useful lives, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Research and Development Costs

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification and paragraph 730-20-25-11 of the FASB Accounting Standards Codification for research and development costs. Research and development costs are charged to expense when incurred. Research and development includes costs such as contracted research and license agreement fees with no alternative future use, supplies and materials, salaries and employee benefits, equipment depreciation and allocation of various corporate costs, and amortization of intangible assets.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period September 30, 2011.

Net Income (Loss) Per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock plus dilutive potential common shares. Dilutive potential common shares are calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of warrants, stock options and convertible debt, are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represents the potentially dilutive effect of the securities. See “Note 4: Loss Per Share” for further explanation.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, which classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities. It provides definitions of each category, by use of the indirect or reconciliation method (“Indirect method”), also as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification, it reports net cash flow from operating activities by adjusting net income to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, it generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•
An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at September, 30, 2011, and a net loss and net cash used in operating activities for the interim period then ended,, respectively, with no revenues earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Net Loss Per Share

Basic loss per share is based upon the weighted average number of common shares outstanding during the period. For the nine months ended September 30, 2011, because of the net loss incurred for the periods all outstanding warrants (1,527,500) and stock options (300,000) to purchase common stock were anti-dilutive and therefore were not included in the computation of diluted loss per share. All share and per share information are adjusted retroactively to reflect stock splits and changes in par value, when applicable.

The calculation of the weighted average number of shares outstanding and loss per share outstanding as of September 30, 2011 is as follows:

Nine months ended
September 30, 2011
Numerator - net income (loss)	$(409,437)

Denominator for basic loss per share - weighted average shares outstanding	22,569,734.00
Dilutive effective of shares issuable under warrants and options	-
Denominator for dilutive loss per share - adjusted weighted average shares outstanding	22,569,734

Net loss per share
Basic	$(0.02)
Diluted	$(0.02)

Note 5 – Intangible Assets / Promissory Note

On October 20, 2010, the Company acquired an option to license the rights to two pending patents concerning novel water purification and filtration technologies developed by the scientists at the University of California (Santa Barbara) (“UCSB”) that utilize magnetic nanoparticles to remove organic and inorganic (metal ions) pollutants from water. The Company obtained the option by entering into an Asset Purchase Agreement with Appeal Capital Corp., a privately held corporation controlled by the president of the Company and a director. The Regents will not offer the technologies to others during the term of the LOI and the Company will pay for all patent costs.

Consideration given to Appeal for the LOI was $12,000 which was paid through the issuance of a promissory note. According to the terms of the promissory note, principle and interest will be paid no later than March 31, 2012. The note bears interest of 8%per annum and is compounded quarterly. In the event of default, the interest rate shall increase to 18% per annum and be due on demand.

On December 7, 2010, the option was amended to include an additional technology.

On May 5, 2011 the option was extended five months from May 10, 2011 to October 11, 2011.

The table below summarizes the Companies intangible assets:

	September 30, 2010	December 31, 2010
Patent usage rights	25,638	14,000
Accumulated amortization	-	-
Total intangible assets	25,638	14,000

The patents were not subject to amortization as of September 30, 2011 as the patents were pending.

On October 10, 2011 the Company entered into a Licensing Agreement with UCSB to exclusively license the technologies.

Note 6 - Stockholders’ Deficit

Shares authorized

The Company’s authorized capital consists of 10,000,000 shares of preferred stock, par value $0.001 and of 750,000,000 shares of common stock, par value of $0.0001.

Common stock

The Company was incorporated on October 14, 2010 with the initial issuance of 20,000,000 shares of common stock at $0.001 per share to two (2) investors and with the issuance of 100,000 Units at $0.10 per Unit to one (1) investor for total proceeds of $30,000. A Unit equals one share of common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.50 per share, with an exercise period commencing January 1, 2011 and expiring on December 31, 2012.

On November 17, 2010, the Company commenced a private placement to sell 20,000,000 Units for a purchase price of $0.10 per unit. Each unit consists of one share of the Company’s common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.50 per share, with an exercise period of twenty-four (24) months, commencing January 1, 2011 and expiring on December 31, 2012. The warrants have been designated as Series A Common Stock Purchase Warrants. Pursuant to the private placement, the Company issued the following:

•	For the period January 1, 2011 through January 31, 2011, the Company sold 1,955,000 Units at $0.10 per share to 19 individuals for $195,000.

•	For the period February 1, 2011 through March 31, 2011, the Company sold 812,500 Units at $0.10 per share to 9 individuals for $81,250.

•	For the period April 1, 2011 through Mary 10, 2011, the Company sold 187,500 Units at $0.10 per Unit to 2 individuals for $18,750.

The Company sold a total of 2,955,000 Units for total proceeds of $295,500 which consisted of 2,955,000 shares of common stock and 1,527,500 Series A Common Stock Purchase Warrants.

Equity Issuance

On December 12, 2011, the Company completed an offering and sale of 500,000 shares of common stock at $0.10 per share, for a total of $50,000 in proceeds, to one investor. This offering is exempt from securities registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933, as amended and Regulation D as promulgated by the United States Securities and Exchange Commission under the 1933 Act.

Warrants

The table below summarizes the Company’s warrants activities through September 30, 2011:

	Number of Warrants	Weighted Average Exercise Price per Share	Fair Value at Date of Issuance	Aggregate Intrinsic Value
Outstanding at December 31, 2010	50,000	$0.50	$3,029	-
Granted	1,477,500	$0.50	80,255	-
Exercised	-		-	-
Cancelled or expired	-		-	-
Oustanding at September 30, 2011	1,527,500	$0.50	$83,284	-

The Company estimated the fair value of the warrants on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Series A Warrants
	Issued 10/14/2010	Issued 1/31/2011	Issued 3/31/2011	Issued 5/10/2011
Warrants outstanding and exercisable at September 30, 2011	50,000	977,500	406,250	93,750
Exercise price (*)	$0.50	$0.50	$0.50	$0.50
Black-Scholes option pricing model assumptions:
Risk-free interest rate	0.61%	0.58%	0.80%	0.39%
Expected term (in years)	2.0	2.0	2.0	2.0
Expected volatility	105.87%	173.05%	165.39%	167.12%
Dividend per share	$0	$0	$0	$0
Expiration date	December 31, 2012	December 31, 2012	December 31, 2012	December 31, 2012

* As a newly formed entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected two (2) comparable public companies listed on NYSE Amex or NASDAQ Capital Market engaged in similar activities to calculate the expected volatility. The Company calculated the comparable companies’ historical volatility over the expected life and averaged them as its expected volatility.

Note7 – Stock Options

2011 Long-term Incentive Plan

On June 9, 2011, the Company adopted the 2011 Long-Term Incentive Plan (the “Plan”), to attract, retain and motivate officers, employees, directors and other individuals providing services to the Company and to promote the success of the Company’s business by providing the participants of the Plan with appropriate incentives. The material terms of the Plan are as follows:

Shares Authorized. A total of 3,000,000 shares of common stock have been reserved for issuance under the plan. No more than 2,500,000 shares of common stock are available for awards and no more than 500,000 shares of common stock are available for granting Incentive Stock Options, subject to adjustment for stock splits and other similar changes in capitalization.

Award Types. Awards include non-qualified and incentive stock options, stock appreciation rights, restricted stock, other stock-based awards, and performance-based compensation awards, any or all of which may be subject to time-based or performance-based vesting requirements. The compensation committee has the discretionary authority to determine the type, vesting requirements, and size of an award with a maximum of 100,000 shares to be granted to any participate in any plan year.

Stock Options

On June 10, 2011, the board of directors of the Company granted options to purchase 60,000 shares each of the Company’s common stock to two (2) individuals at an exercise price of $0.10 per share.

On June 10, 2011, the board of directors of the Company granted options to purchase 60,000 shares each of the Company’s common stock to three (3) individuals at an exercise price of $0.11 per share.

The table below summarizes the Company’s stock option activities through September 30, 2011:

	Number of Options	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life
Outstanding at December 31, 2010	-
Granted	420,000	0.106
Exercised	-
Cancelled or expired	-
Oustanding at September 30, 2011	420,000	0.106	9.72

Exerciseable at September 30, 2011	100,000	0.106	9.72

Options Available for grant	80,000

The Company estimated the fair value of the stock options on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Stock Options
	Granted 6/10/2011	Granted 7/7/2011
Black-Scholes option pricing model assumptions:
Risk-free interest rate	0.41%	0.58%
Expected term (in years)	2.0	.25 - 1.82
Expected volatility (*)	171.05%	139.57%
Dividend per share	$0	$0

* As a newly formed nonpublic entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected two (2) comparable public companies listed on NYSE Amex or NASDAQ Capital Market engaged in similar activities to calculate the expected volatility. The Company calculated the comparable companies’ historical volatility over the expected life and averaged them as its expected volatility.

During the interim period ended September 30, 2011, stock option compensation expense of $9,599 was recognized as general and administrative expenses. During the interim period ended September 30, 2011, stock option compensation expense of $261 was recognized as research and development expenses. As of September 30, 2011, the Company had $16,381 of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a weighted average period of approximately 1.7 years.

The table below summarizes information related to the Company’s nonvested stock option as of September 30, 2011:

	Number of Options	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2010	-
Granted	420,000	0.058
Vested	(100,000)	0.077
Cancelled or expired	-
Nonvested at September 30, 2011	320,000	0.058

The Company does not repurchase options once exercise. Further, the Company issues new shares when options are exercised.

On November 10, 2011, in connection with the resignation of one of the Company’s directors, Arturo Keller, management canceled 60,000 stock options granted to him on June 10, 2011 in accordance with the Long Term Incentive Plan, and awarded him 50,000 shares of restricted common stock.

On November 14, 2011, the Company entered into an option exchange agreements with three of the five individuals granted stock options on June 10, 2011 whereby the stock options were exchanged for a lesser number of shares of restricted common stock. The stock options for the fourth individual were cancelled. The restricted stock was granted with the same vesting terms as the stock options which is one-third vesting on grant date, one-third vesting one year from grant date, and the final one-third vesting two years from grant date. As a result of this agreement, 240,000 stock options were cancelled and 135,000 shares of restricted common stock were issued with a vesting schedule as follows: one-third vesting immediately, one-third vesting on each June 10, 2012 and 2013.

Note 8 – Related Party Transactions

Legal services

The Company was provided legal services by a company owned by a director. The Company recorded $43,925 for these services for the period from October 14, 2010 (inception) through December 31, 2010.

Office space

The Company has been provided office space at no cost by an entity under common control of a director of the Company, which holds a formal lease to the premises. No formal lease exists with the Company and the director may choose to cease providing the Company with office space at any time. The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

Note 9 – Commitments

Consulting agreements

On January 1, 2011, the Company entered into an At-Will Consulting Agreement with its president/chief executive officer which requires that he be paid an annual salary of $100,000. On July 1, 2011, the annual salary to be paid was amended to $120,000. The agreement is at will and can be terminated by either party, at any time, with or without cause, by providing written notice. The officer has the right, but is not obligated, to convert all compensation owed into the Company’s common stock at a price of $0.01 per share, adjusted for any increase or decrease in the number of issued shares of stock of the Company resulting from a stock split, stock dividend combination, subdivision or reclassification of shares.

 On June 9, 2011, the Company entered into an At-Will Consulting Agreement with its chief financial officer which requires that she be paid on a monthly basis of $1,500 per month. One third of this monthly fee is to be deferred without accruing interest until the Company shall effect one or more financing transactions from which the Company receives net proceeds of not less than $500,000. The officer was granted, at signing, options to purchase 60,000 shares of the Company’s common stock at $0.10 per share, with 20,000 options vesting at signing, 20,000 vesting on the one year anniversary and 20,000 vesting on the 2 year anniversary. The agreement is at will and can be terminated by either party, at any time, with or without cause, by providing written notice.

Legal services

On January 1, 2011, the Company entered into an Engagement Letter (“Engagement”) with a law firm owned by one of its directors to provide legal services in connection with various matters. The services to be performed were billed the firm’s hourly rates for attorney and paralegal time, plus disbursements.

On July 1, 2011, the hourly rate was changed to a fixed monthly rate plus disbursements.

Service Agreement

On July 7, 2011, the Company entered into a Service Agreement with Applied Power Concepts, Inc. (“APC”) to design and develop a commercially viable process to produce the Company’s products in a cost efficient manner. APC is reimbursed for its agreed upon time and materials. Additionally, they will receive 120,000 stock options as a bonus for obtaining certain milestones. The options will vest upon completing such milestones and will allow APC to purchase an equal number of shares of the Company’s common stock at a price of $0.25 per share.

Note 10 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as discussed in “Note 5 – Intangible Assets / Promissory Notes,” “Note 6 – Stockholders’ Deficit,” and “Note 7 – Stock Options.”.

EXPLANATORY NOTE TO THE COMBINED FINANCIAL STATEMENTS FOR

CERES VENTURES, INC. AND BLUFLOW TECHNOLOGIES, INC.

AS OF AND FOR THE INTERIM PERIOD ENDED SEPTEMBER 30, 2011

AND FOR THE YEAR ENDED DECEMBER 30, 2010

(UNAUDITED)

The following pro forma combined balance sheet as of September 30, 2011, and the pro forma combined statement of operations for the nine months ended September 30, 2011 and the year ended December 301, 2010, are based on the historical financial statements of Ceres Ventures, Inc. (“Ceres”) and BluFlow Technologies, Inc. (“BluFlow”) after giving effect to Ceres’ acquisition of BluFlow using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the pro forma combined financial statements as if such acquisition had occurred as of September 30, 2011, for the balance sheet, and December 31, 2010, for statements of operations for pro forma financial statements purposes.

On December 29, 2011, Ceres entered into an agreement and plan of Merger (the “Share Exchange Agreement”), which was consummated on December 29, 2011 (the “Share Exchange”), with the BluFlow stockholders who owned 100% of the issued and outstanding capital stock of BluFlow. In connection with the acquisition, Ceres acquired all of the issued and outstanding shares of capital stock of BluFlow from the BluFlow shareholders in exchange for 71,794,860 shares of Ceres common stock. The number of shares issued represented approximately 84.4% of the issued and outstanding common stock immediately after the consummation of the Share Exchange. As a result of the ownership interests of the former shareholders of BluFlow, for financial statement reporting purposes, the merger between Ceres and BluFlow has been treated as a reverse acquisition with BluFlow deemed the accounting acquirer and Ceres deemed the accounting acquiree under the purchase method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of BluFlow (the accounting acquirer) are carried forward to Ceres (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of Ceres and the assets and liabilities of BluFlow which are recorded at historical cost. The equity of the combined entity is the historical equity of BluFlow retroactively restated to reflect the number of shares issued by Ceres in the transaction.

The pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined consolidated financial position or results of operations in future periods or the results that actually would have been realized had Ceres and BluFlow been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Ceres’ historical financial statements included in its Annual Report on Form 10-K for the Year Ended December 31, 2010 ,as filed with United States Securities and Exchange Commission (the “SEC”) on March 28, 2011, its Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 as filed with the SEC on November 8, 2011 and BluFlow’s historical financial statements included elsewhere as Exhibits 99.2 and 99.3 in this Current Report on Form 8-K for the period from October 14, 2010 (inception) through December 31, 2010, and for the nine months ended September 30, 2011, as filed with the SEC herewith.

CERES VENTURES, INC. AND BLUFLOW TECHNOLOGIES, INC.
PRO FORMA COMBINED BALANCE SHEET
September 30, 2011
(Unaudited)

	Historical		Pro Forma
	Ceres	BluFlow	Total	Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,070	$160,995	$	$176,065
Prepaid expenses and other current assets	6,386	-		6,386

Total Current Assets	21,456	160,995		182,451

Intangible assets	-	25,638		25,638
Total Assets	$21,456	$186,633	$	$208,089

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$94,571	$49,806	$(73,995)	$70,382
Accounts payable - related party	2,250	220,667	(2,250)	220,667
Interest payable	3,097	-		3,097
Convertible note payable, net of unamortized discount of $0 and $33,161	100,000	-		100,000
Accrued payroll liabilities	30,277	-		30,277
Promissory note	-	12,000		12,000
Accrued interest on promissory note	-	930		930
Total Current Liabilities	230,195	283,403	(76,245)	437,353

LONG TERM LIABILITIES
Convertible note payable, net of unamortized discount of $1,066,009 and $1,067,481	1,518	-	(1,518)	-
Interest payable	143,692	-	(143,692)	-
Total liabilities	375,405	283,403	(221,455)	437,353
COMMITMENTS AND CONTENGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.25 par value, 1,000,000 shares authorized,
none issued or outstanding	-	-		-
Common stock, $0.00001 par value, 2,000,000,000 shares authorized,
4,829,872 shares issued and outstanding			-
x shares issued and outstanding - Pro Forma	2,415	2,334	(3,900)	849
Additional paid-in capital	23,998,218	361,188	(24,129,227)	230,179
Retained earnings	(24,354,582)	(460,292)	24,354,582	(460,292)
Total Stockholders' Equity (Deficit)	(353,949)	(96,770)	221,455	(229,264)
Total Liabilities and Stockholders' Equity (Deficit)	$21,456	$186,633	$0	$208,089

(See accompanying notes to pro forma combined financial statements)

CERES VENTURES, INC. AND BLUFLOW TECHNOLOGIES, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED SEPTEMBER 30, 2011
(Unaudited)

	Historical		Pro Forma
	Ceres	BluFlow
	For the 9 Months Ended	For the 9 Months Ended
	September 30, 2011	September 30, 2011	Adjustment	Combined

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES:
Director and management fees - related party	33,750			33,750
Investor relations and marketing	3,721	17,866	-	21,587
Research and development	-	127,628		127,628
Professional fees	78,685		-	78,685
Other operating expenses	18,663	127,102		145,765
Legal fees		136,100		136,100
Total operating expenses	134,819	408,696	-	543,515

INCOME (LOSS) FROM OPERATIONS	(134,819)	(408,696)	-	(543,515)

OTHER (INCOME) EXPENSE:
Interest expense	107,067	741	-	107,808
Interest income	-	-	-	-
Foreign exchange loss	35	-	-	35
Other (income) expense, net	107,102	741	-	107,843

INCOME BEFORE TAXES	(241,921)	(409,437)	-	(651,358)

INCOME TAX PROVISION	-	-	-	-

NET INCOME (LOSS)	(241,921)	(409,437)	-	(651,358)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	-	-	-	-
COMPREHENSIVE INCOME	$(241,921)	$(409,437)	$-	$(651,358)

NET INCOME (LOSS) PER COMMON SHARE
- BASIC AND DILUTED:	(0.05)	(0.02)	$-	$(0.01)

Weighted average common shares outstanding
- basic and diluted (a)	4,829,872	22,569,734	80,201,685	85,031,557

(See accompanying notes to pro forma combined financial statements)

CERES VENTURES, INC. AND BLUFLOW TECHNOLOGIES, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(Unaudited)

	Historical		Pro Forma
	Ceres	BluFlow

	December 31, 2010	December 31, 2010	Adjustment	Combined

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES:
Director and management fees - related party	50,200			50,200
Investor relations and marketing	17,664	-	-	17,664
Wages and benefits, net of reversal of stock-based compensation of $2,667,500	(2,566,016)		-	(2,566,016)
Research and development	8,764	-		8,764
Professional fees	284,158		-	284,158
Impairment of license fee	15,000	-		15,000
Other operating expenses	67,422	6,741		74,163
Legal fees		43,925		43,925
Total operating expenses	(2,122,808)	50,666	-	(2,072,142)
INCOME (LOSS) FROM OPERATIONS	2,122,808	(50,666)	-	2,072,142

OTHER (INCOME) EXPENSE:
Interest expense	95,877	189	-	96,066
Interest income	(780)	-	-	(780)
Foreign exchange loss	-	-	-	-

Other (income) expense, net	95,097	189	-	95,286
INCOME BEFORE TAXES	2,027,711	(50,855)	-	1,976,856

INCOME TAX PROVISION	-	-	-	-
NET INCOME (LOSS)	2,027,711	(50,855)	-	1,976,856

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	-	-	-	-
COMPREHENSIVE INCOME	$2,027,711	$(50,855)	$-	$1,976,856
NET INCOME (LOSS) PER COMMON SHARE
- BASIC AND DILUTED:	0.42	(0.00)	$-	$0.03
Weighted average common shares outstanding
- basic and diluted (a)	4,829,872	21,000,000	68,706,825	73,536,697

(See accompanying notes to pro forma combined financial statements)

NOTES TO THE COMBINED FINANCIAL STATEMENTS FOR

CERES VENTURES, INC. AND BLUFLOW TECHNOLOGIES, INC.

AS OF AND FOR THE INTERIM PERIOD ENDED SEPTEMBER 30, 2011

AND FOR THE YEAR ENDED DECEMBER 30, 2010

(UNAUDITED)

NOTE 1 - Basis of Pro Forma Presentation

On December 29, 2011 Ceres entered into an Agreement and Plan of Merger, which was consummated on December 29, 2011 (the “Share Exchange”), with the BluFlow stockholders, who owned 100% of the issued and outstanding capital stock of BluFlow. In connection with the acquisition, Ceres acquired all of the issued and outstanding shares of capital stock of BluFlow from the BluFlow shareholders in exchange for 71,794,860 shares of Ceres common stock.  The number of shares issued represented approximately 84.4% of the issued and outstanding common stock immediately after the consummation of the Share Exchange. As a result of the ownership interests of the former shareholders of BluFlow, for financial statement reporting purposes, the merger between Ceres and BluFlow has been treated as a reverse acquisition with BluFlow deemed the accounting acquirer and Ceres deemed the accounting acquiree under the purchase method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of BluFlow (the accounting acquirer) are carried forward to Ceres (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of Ceres and the assets and liabilities of BluFlow which are recorded at historical cost. The equity of the combined entity is the historical equity of BluFlow retroactively restated to reflect the number of shares issued by Ceres in the transaction.

The pro forma combined balance sheet as of September 30, 2011, and the pro forma combined statements of operations for the year ended December 31, 2010, and the nine month period ended September 30, 2011, are based on the historical financial statements of Ceres Ventures, Inc. and BluFlow Technologies, Inc. after giving effect to Ceres’ acquisition of BluFlow using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the pro forma combined financial statements as if such acquisition had occurred as of September 30, 2011, for the balance sheet, and the year ended December 31, 2010, and the nine month period ended September 30, 2011, for the statements of operations for pro forma financial statements purposes. The pro forma combined financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on December 31, 2010, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date, respectively.

These pro forma combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Ceres and BluFlow since such amounts, if any, are not presently determinable.

NOTE 2 - Pro Forma Adjustments

The accompanying pro forma combined financial statements have been prepared as if the acquisition was completed on September 30, 2011, for balance sheet purposes and on December 31, 2010, for statements of operations purposes and reflects the following pro forma adjustments:

a)	To reflect the 1-for-50 reverse stock split of Ceres on November 21, 2011.

Common stock	(2,367)

Additional paid-in capital	2,367

b)	To reflect the settlement of the promissory note and accrued interest due Harmel S. Rayat in contemplation of the reverse merger.

Additional paid-in capital	145,145

Convertible note payable, net of unamortized discount	(1,518)

Common stock	75

Interest payable	(143,692)

c)	To reflect the settlement of the directors’ fees due Jeet Sidhu in contemplation of the reverse merger.

Accounts payable	(2,250)

Additional paid-in capital	2,250

d)	To reflect the settlement of the fees due Sierchio & Company, LLP in contemplation of the reverse merger.

Accounts payable	(73,995)

Common stock	7

Additional paid-in capital	73,988

a)	To reflect the issuance of 71,794,860 shares of Ceres’ common stock for the acquisition of all of the issued and outstanding capital stock of BluFlow.

Common stock	718

Additional paid-in capital	(718)

b)	To reclassify Ceres’ accumulated deficit as additional paid-in capital in connection with the recapitalization of BluFlow.

Additional paid-in capital	(24,354,582)

Accumulated deficit	24,354,582

c)	To reclassify BluFlow’s common stock as additional paid-in capital in connection with the recapitalization of BluFlow.

Additional paid-in capital	(2,334)

Common stock: $0.0001 par value	2,334